                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 12th day of June, 1995, by and between Equitable Bankshares of Colorado, Inc., a Colorado corporation ("Company"), and Charles E. Holmes ("Employee").

                                  WITNESSETH:

     WHEREAS, Company desires Employee to become employed by Company or one of its subsidiaries and Employee desires to become employed by Company or one of its subsidiaries upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties agree as follows:

     1.   EMPLOYMENT.  Company hereby agrees to employ Employee, and Employee
          ----------
hereby agrees to be employed by Company, as (a)President of the Boulder branch of Company's subsidiary Equitable Bank of Littleton ("Littleton Bank"), (b) a Director of Littleton Bank, and (c) such other different executive capacities with the Company, Littleton Bank or any other Company subsidiary as may be determined from time to time by the Boards of Directors of Company, Littleton Bank or such other subsidiary.

     2.   RESPONSIBILITIES OF EMPLOYMENT.  During the term of his employment,
          ------------------------------
Employee:

          (a) shall diligently and faithfully serve Company and its subsidiaries in such executive capacities as may be determined from time to time by the Boards of Directors of Company and its subsidiaries, and he shall devote his best efforts and entire business time, services and attention to the advancement of Company's interests;

          (b) shall not, without the prior written consent of the Board of Directors of Company, engage in any other employment or business, directly or indirectly, as a sole proprietor, a member of a partnership or limited liability company, as a director, officer, employee or shareholder of a corporation not affiliated with Company, or as a consultant or otherwise, whether for compensation or otherwise, which could reasonably be expected to or does interfere with Employee's performance of his duties hereunder or which business is in competition in any way with the business then being conducted by Company and its subsidiaries; provided, however, that the provisions of this subparagraph (b) shall not be deemed to prohibit Employee's ownership of stock in any publicly owned corporation so long as Employee's ownership, directly and indirectly, when aggregated with the direct and indirect ownership of all members of Employee's family, does not exceed one percent (1%) of the total outstanding stock of such publicly owned corporation, measured by reference to either market value or voting power;

          (c) shall diligently and faithfully carry out the policies, programs and directions of the Boards of Directors of Company and its subsidiaries;

          (d) shall fully cooperate with such other officers of Company and its subsidiaries as may be elected or appointed by the Boards of Directors of Company and its subsidiaries; and

          (e)  shall report to the President of Company.

     3.   COMPENSATION.  Company will compensate Employee for his services
          ------------
during the term of this Agreement and his employment hereunder as follows:

          (a)  Basic Compensation.  Company shall pay to Employee as a minimum
               ------------------
     basic compensation the sum of Seventy-Four Thousand Dollars ($74,000.00) per year, payable in equal monthly installments. Employee's basic compensation may be increased from time to time in the sole discretion of Company's Board of Directors.

          (b)  Benefits.  Employee shall be entitled to use a Company automobile
               --------
     (model and year to be agreed upon from time to time by Employee and Company's President), with car phone and parking privileges in the course of performing his duties hereunder and shall be entitled to participate in any and all other benefits from time to time afforded executive employees of Company, including, without limitation, health, accident, hospitalization and life insurance programs. Company shall additionally pay the monthly (not initial or initiation) dues for Employee at community or business related clubs or activities to be agreed upon by Employee and Company's President.

          (c)  Reimbursement of Expenses.  Employee shall be entitled to
               -------------------------
     reimbursement of ordinary and necessary out-of-pocket expenses reasonably incurred by him on behalf of Company in the course of performing his duties hereunder, subject to his furnishing appropriate documentation relative to such expenses in form and substance satisfactory to Company.

          (d)  Vacations.  Employee shall be entitled to four (4) weeks paid
               ---------
     vacation each year, subject to Company's general vacation policy.

          (e)  Discretionary Bonus Plan.  Company is in the process of
               ------------------------
     developing a discretionary bonus plan for key executives. Employee shall be entitled to participate in such discretionary bonus plan.

          (f)  Stock Option.  Company is in the process of developing an
               ------------
     Incentive Stock Option Plan (the "Plan") for key employees. Subject to approval of the Plan by Company's shareholders, Company will grant Employee the option to purchase up to 4,000 shares of Company's common stock pursuant to the Plan. It is contemplated that the option price per share will approximate $11.00 and that the options will vest annually over a four
     (4) year vesting schedule. If Company's Board of Directors or shareholders do not approve the Plan, Company agrees to find an alternative, commercially equivalent means of compensating Employee in lieu of granting options under the Plan.

          (g)  Allocations.  As Company and Employee intend that Employee may
               -----------
     be a dual employee of Company and one or more of its subsidiaries, Company may allocate to one or more of its subsidiaries any portion of Employee's basic and other compensation that Company and one or more of its subsidiaries deem to be a lawful and appropriate allocation, but no such allocation will relieve Company of any of its obligations to Employee under this Agreement.

     4.   TERM AND TERMINATION.
          --------------------

          (a)  Term. The term of Employee's employment shall be a one (1) year
               ----
     term beginning on the date hereof. Upon expiration of the stated term of this Agreement, Employee's employment with Company shall revert to the status of employment at will and shall thereafter be subject to termination by either party and at any time subject to the rights and obligation of employee as defined in 4(b).

          (b)  Termination. Upon termination of this Agreement by Company, by
               -----------
     Employee or upon the death or disability of Employee, the rights and obligations of Employee shall be as follows:

               (i)    Termination by Employee.  In the event Employee elects to
                      -----------------------
          terminate his employment hereunder, this Agreement shall immediately terminate without any further obligation on the part of Company, except that Company shall pay to Employee such compensation pursuant to Paragraph 3 hereof as may be accrued and unpaid on the date of termination of employment.

               (ii)   Termination by Company for Cause. If Employee's employment
                      --------------------------------
          hereunder is terminated by Company for cause, this Agreement shall immediately terminate without any further obligation on the part of Company,except that Company shall pay to Employee such compensation pursuant to Paragraph 3 hereof as may be accrued and unpaid on the date of such termination of employment. For purposes of this Agreement, "cause' shall mean willful failure or neglect of Employee to perform his duties as prescribed herein, the conviction of a felony, theft, embezzlement or improper use of corporate funds by Employee, self dealing detrimental to Company, any attempt to obtain any personal profit from any transaction in which Company has an interest or any breach of the terms of Paragraphs 6 or 7 of this Agreement by Employee.

               (iii)  Termination by Company for Other Reasons. Company shall
                      ----------------------------------------
          have the right at any time to terminate Employee's employment hereunder for any reason by giving him written notice (which notice shall fix the date as of which Employee's employment is to terminate) of its intention to do so. If Employee's employment hereunder is terminated by Company other than for cause, Company shall be obligated to pay Employee the severance benefits set forth in Paragraph 4(c) hereof.

               (iv)   Constructive Discharge. If Employee is ever constructively
                      ----------------------
          discharged, he may terminate this Agreement and his employment hereunder by delivering written notice to Company no later than thirty
          (30) days before the effective date of termination. If Employee is constructively discharged, Company shall be obligated to pay Employee the severance benefits set forth in Paragraph 4(c) hereof. For purposes of the foregoing, "constructive discharge" means the occurrence of any one or more of the following: (i) Employee is removed from all of the offices described in Paragraph 1 hereof; (ii) Company fails to vest with or removes from Employee the duties, responsibilities, authority or resources that he reasonably needs to competently perform the duties of his office; (iii) Company decreases Employee's basic compensation or arbitrarily and capriciously decreases Employee's bonus; or (iv) Company transfers Employee to a location outside the Boulder County area; and in any of such events, Company fails to cure any of the above within thirty (30) days after Employee gives Company written notice of such breach.

               (v)    Termination Upon Change of Control. Employee may terminate
                      ----------------------------------
          this Agreement and his employment hereunder for any reason within two
          (2) years after a Change of Control occurs by delivering written notice of termination to Company or its successor no less than thirty
          (30) days before the effective date of termination (any such notice by Employee which can be construed as a notice under either Paragraph 4 (b) (iv) or this Paragraph 4 (b) (v) shall be deemed a notice under this Paragraph 4 (b) (v)). If Employee so terminates, Company shall be obligated to pay Employee two and one-half (2.50) times the severance benefits set forth in Paragraph 4 (c) hereof, with the exception that the Paragraph 4(c) (ii) bonus component shall be based upon a full year and not prorated to the date of Employee's termination.

                    (A) A "Change of Control" will be deemed to have occurred if: a) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") other than a person who is a shareholder of Company as of the date of this Agreement acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Company; or b) the individuals who were members of Company's Board of Directors as of the date of this Agreement (the "Current Board Members") cease for any reason to constitute a majority of the Board of Directors of Company or its successor; however, if the election or the nomination for election of any new director of Company or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this paragraph, be considered a Current Board Member; or c) Company's stockholders approve (l) a merger or consolidation of Company or Littleton Bank and the stockholders of Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of Company immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets or stock of Company or Littleton Bank (provided that a complete liquidation or dissolution or the sale or other disposition of all or substantially all the assets or stock of just Littleton Bank will be deemed a "Change of Control" only if Employee is not offered a position with Company or one of its subsidiaries with responsibilities and reporting requirements

               Consistent with those responsibilities and reporting requirements set forth in Paragraph 2 hereof).

                    (B) Notwithstanding and in lieu of Paragraph 4 (b) (v) (A), a Change of Control will not be deemed to have occurred: a) solely because fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Company are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Company and its subsidiaries, or (2) any person pursuant to the will or trust of any existing stockholder of Company, or who is a member of the immediate family of such stockholder, or (3) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; or b) if Employee agrees in writing to waive a particular Change of Control for the purposes of this Agreement.

               (vi)   Termination Upon Employee's Disability. In the event
                      --------------------------------------
          Employee's employment is terminated by Company due to Employee's disability, Company shall be obligated to pay Employee the severance benefits set forth in Paragraph 4(c) hereof. For purposes of the foregoing, "disability" shall mean Employee's inability due to illness or other physical or mental disability to substantially perform his duties as prescribed herein for a period of sixty (60) days within any consecutive six (6) month period, and any action to be taken hereunder based on disability shall not be effective until the expiration of such sixty (60) day period:

               (vii)  Termination Upon Employee's Death. In the event that
                      ---------------------------------
          Employee dies while employed by Company, then Company shall be obligated to pay Employee's estate the severance benefits set forth in Paragraph 4(c) hereof.

               (viii) Continuing Obligations of Employee. Notwithstanding
                      ----------------------------------
          anything to the contrary contained herein, termination of this Agreement or Employee's employment hereunder, for whatsoever reason or for no reason at all, by Employee or otherwise, shall not be deemed in any way to affect Employee's obligations under Paragraphs 6 and 7 of this Agreement, with respect to which he shall remain bound.

          (c)  Severance Benefits.  Provided Employee is in compliance with
               ------------------
     Paragraph 4 (b) (viii) hereof, Company will pay or provide the following severance benefits to Employee in lieu of any separation payments otherwise provided upon termination of employment under any other severance pay or similar plan or policy of Company:

               (i) Twelve (12) consecutive monthly payments each equal to one-twelfth (l/l2th) of Employee's annual basic compensation in effect immediately prior to Employee's termination;

               (ii) Twelve (12) consecutive monthly payments each equal to one-twelfth (1/12th) of the higher of (A) Employee's discretionary bonus for the previous calendar year, or (B) the average of Employee's discretionary bonus for the previous three (3) calendar years (or such fewer calendar years as Employee has been employed), in each case prorated to the date of Employee's termination;

               (iii) For the twelve (12) month period following the date of termination of Employee's employment, Company will maintain in full force and effect for the continued benefit of Employee each employee benefit plan in which Employee was a participant immediately prior to the date of Employee's termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer at no additional cost to Employee. If the terms of any employee benefit plan of Company do not permit continued participation by Employee, then Company will arrange to provide to Employee (at Company's cost) a benefit substantially similar to and no less favorable than the benefit Employee was entitled to receive under such plan at the end of the period of coverage.(This provision specifically is not applicable to Employee's automobile and club dues, which benefits end upon Employee's date of termination of employment.)

               (iv) For the twelve (12) month period following the date of termination of Employee's employment, Company will treat Employee for all purposes as an Employee under all of Company's retirement plans in which Employee was a participant on the date of termination of Employee's employment or under which Employee would become eligible during such twelve (12) month period (hereinafter referred to collectively as the "Plan"). Benefits due to Employee under the Plan shall be computed as if Employee had continued to be an Employee of Company for the twelve (12) month period following termination of employment. If under the terms of the Plan such continued coverage is not permitted, Company will pay to Employee or Employee's estate a supplemental benefit in an amount which, when added to the benefits that Employee is entitled to receive under the Plan, shall equal the amount that Employee would have received under the Plan had Employee remained an employee of Company during such twelve (12) month period.

               (v)    If any excise tax imposed under Internal Revenue Code
          Section 4999 or any successor provision, as amended after the date hereof, is due and owing by Employee as a result of any amount paid or payable pursuant to this Paragraph 4(c), Company shall indemnify and hold Employee harmless against all such excise taxes and any interest, penalties or costs with respect thereto.

               (vi) Company will be obligated to make all payments that become due to Employee under this Paragraph 4(c) whether or not he obtains other employment following termination. The payments and other benefits provided for in this Paragraph 4(c) are intended to supplement any compensation or other benefits that have accrued or vested with respect to Employee or his account as of the effective date of termination.

               (vii) Company may elect to defer any payments that may become due to Employee under this Paragraph 4(c) if, at the time the payments become due, Company or Littleton Bank or any one of Company's other subsidiaries is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause Company's or Littleton Bank's or any of Company's other subsidiaries' capital to fall below such minimum capital requirements. In this event, Company will resume making the payments as soon as it can do so without violating such minimum capital requirements.

     5.   SALE OR REORGANIZATION OF COMPANY. This Agreement shall not restrict
          ---------------------------------
the sale, transfer, consolidation, liquidation, reorganization or disposition of the assets of Company and to the extent that the business of Company is conducted in another form or through another entity or entities, such entity or entities shall be obligated to fulfill Company's obligations hereunder.

     6.   RESTRICTIVE COVENANT. It is mutually recognized and agreed that the
          --------------------
services to be rendered pursuant to this Agreement by Employee are special, unique and of extraordinary character. Therefore, as a condition to Company's obligations hereunder, Employee agrees that without Company's prior written consent, during the term of this Agreement and for a period ending on the first anniversary of the date of termination of his employment hereunder, regardless of cause, he will not engage in any manner, directly or indirectly, to solicit or induce any employee or agent of Company or any of its subsidiaries to terminate employment with Company or any of its subsidiaries, as the case may be, or solicit or induce any customer of Company or any of its subsidiaries to become a customer of any person, firm, partnership, corporation, trust or other entity that owns, controls or is a bank, savings and loan association, credit union or similar financial institution. Furthermore, Employee will at no time during or subsequent to the term of his employment by Company make any statements or take any actions which could reasonably be expected to damage the reputation or business of Company. It is further recognized and agreed that irreparable injury will result to Company, its businesses and property in the event of a breach of this covenant by Employee, that such injury would be difficult if not impossible to ascertain, and therefore, any remedy at law for any breach by Employee of this covenant will be inadequate and Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage to Company by reason of any such breach. In addition, in the event of a breach of this covenant by Employees Company shall also be entitled to recover reasonable costs and attorneys' fees incurred in connection with the enforcement of its rights hereunder. Whenever used herein, Company shall be deemed to include any successors or any other person or entity which may hereafter acquire the business of Company or any of its subsidiaries. The foregoing notwithstanding, should the assets of Company be disposed of in such a manner that no purchaser thereof has acquired a going business, then Employee shall not be bound by the covenants expressed in this paragraph.

     7.   TRADE SECRETS AND CONFIDENTIAL INFORMATION. Employee hereby covenants
          ------------------------------------------
and agrees that he will not, except as may be required in connection with his employment under this Agreement or compelled by any judicial or administrative order, directly or indirectly, use or disclose to any other person, firm or corporation, whether during or subsequent to the term of his employment by Company, irrespective of the time, manner or cause of the termination of his employment, any information of a proprietary nature belonging to Company, or which could be reasonably expected to have an adverse effect on Company, its businesses, property or financial condition, including but not limited to records, data, documents, processes, specifications, methods of operation, techniques and know-how, plans, policies, customer lists, the names and addresses of suppliers or representatives, investigations or other matters of any kind or description relating to the products, services, suppliers, customers, sales or businesses of Company. All records, files, documents, equipment and the like relating to Company's businesses which Employee shall prepare, use or observe shall be and remain the sole property of Company, and upon termination of this Agreement or his employment hereunder for any reason, Employee shall return to the possession of Company any items of that nature and any copies thereof which he may have in his possession.

     8.   INDEMNITY.
          ---------

          (a)  Indemnification. Company will indemnify Employee (and, upon his
               ---------------
     death, his heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys' fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, "Expenses") reasonably incurred by him in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which he may become involved by reason of his having been an officer or director of Company or any of its subsidiaries. The indemnification rights provided for herein are not exclusive and will supplement any rights to indemnification that Employee may have under any applicable bylaw or charter provision of Company or any of its subsidiaries, or any resolution of Company or any of its subsidiaries, or any applicable statute.

          (b)  Advancement of Expenses. In the event that Employee becomes a
               -----------------------
     party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which Company or any of its subsidiaries is permitted or required to indemnify him under this Agreement, any applicable bylaw or charter provision of Company or any of its subsidiaries, any resolution of Company or any of its subsidiaries, or any applicable statute, Company will, to the fullest extent permitted by law, advance all Expenses incurred by Employee in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by Company of a written undertaking from Employee to reimburse Company for all Expenses actually paid by Company to or on behalf of Employee in the event it shall be ultimately determined that Company or any of its subsidiaries cannot lawfully indemnify Employee for such Expenses, and to assign to Company all rights of Employee to indemnification under any policy of directors' and officers' liability insurance to the extent of the amount of Expenses actually paid by Company to or on behalf of Employee.

          (c)  Litigation.  Unless precluded by an actual or potential conflict
               ----------
     of interest, Company will have the right to recommend counsel to Employee to represent him in connection with any claim covered by this Section 8. Further, Employee's choice of counsel, his decision to contest or settle any such claim, and the terms and amount of the settlement of any such claim will be subject to Company's prior reasonable approval in writing.

     9.   ARBITRATION. Any disputes arising out of this Agreement or connected
          -----------
with Employee's employment shall be submitted by Employee and Company to arbitration by the American Arbitration Association or its successor, and the determination of the American

Arbitration Association or its successor shall be final and absolute. The arbitrator shall be governed by the duly promulgated rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Colorado relating to arbitration. The decision of the arbitrator may be entered as a judgment in any court in the State of Colorado or elsewhere. The prevailing party shall be entitled to receive reasonable attorneys' fees incurred in connection with such arbitration in addition to such other costs and expenses as the arbitrators may award.

     10.  INTERPRETATION. This Agreement shall be construed in accordance with
          --------------
the internal laws of the State of Colorado. The titles of the paragraphs have been inserted as a matter of convenience of reference only and shall not be construed to control or affect the meaning or construction of this Agreement.

     11.  SEVERABILITY. In the event that any portion of this Agreement is found
          ------------
to be in violation of or conflict with any federal or state law, the parties agree that said portion shall be modified only to the extent necessary to enable it to comply with such law.

     12.  ASSIGNMENT. This Agreement shall not be assignable by Employee, but
          ----------
shall be binding upon and inure to the benefit of the heirs, successors and assigns of Employee and Company.

     13.  NOTICES. All notices or other communications in connection with this
          -------
Agreement shall be in writing and shall be deemed to have been duly given when delivered, sent by professional courier or mailed first class, postage prepaid and addressed as follows:

          (i)  If to Company, addressed to:

               Equitable Bankshares of Colorado, Inc.
               821 - 17th Street
               Denver, Colorado 80202
               Attn: Steven Bangert

               with a copy to:

               Holleb & Coff
               Suite 4100
               55 E. Monroe
               Chicago, Illinois 60603
               Attn: Mark S. Kipnis

          (ii) If to Employee, addressed to:

               Charles E. Holmes
               1959 Poplar Avenue
               Boulder, Colorado 80304

or such other address or addressed to the attention of such other person or persons as either of the parties may notify the other in accordance with the provisions of this paragraph.

     14.  ENTIRE AGREEMENT. This Agreement is the entire agreement and
          ----------------
understanding of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, understandings and agreements with regard to the subject matter hereof, whether oral or written. No representation, inducement, agreement, promise or understanding altering, modifying, taking from or adding to the terms and conditions hereof shall have any force or effect unless the same is in writing and validly executed by the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written

                                       EQUITABLE BANKSHARES OF
                                       COLORADO, INC.


  /s/ Charles E. Holmes                By: /s/ Steven Bangert
 -------------------------                ----------------------------
CHARLES E. HOLMES                          Steven Bangert
                                           Chief Executive Officer

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